                            SECOND SUPPLEMENTAL INDENTURE


         Second Supplemental Indenture, dated as of June 1, 1995, among Aftermarket Technology Corp., a Delaware corporation (the "Company"), the Guarantors named herein, and American Bank National Association, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Series B Senior Subordinated Notes due 2004 (the "Notes"). All capitalized terms used in this Second Supplemental Indenture and not defined herein shall have the meanings specified in the Indenture (defined below).

         WHEREAS, the Company, the Trustee, and each of the Guarantors other than Component Remanufacturing Specialists, Inc., a New Jersey corporation ("CRS") and CRS Holdings Corp., a New Jersey corporation ("Holdings"), have entered into that certain Indenture, dated as of August 2, 1994 (the "Indenture"), as supplemented by the First Supplemental Indenture, dated as of February 23, 1995, relating to the issuance of the Notes;

         WHEREAS, pursuant to Section 13.3 of the Indenture, the Company and the Guarantors have covenanted and agreed that they shall cause each person that is or becomes a Subsidiary of the Company or any Guarantor to execute a Guaranty and to cause such Subsidiary to execute an indenture supplement to the Indenture for the purpose of adding such Subsidiary as a Guarantor under the Indenture;

         WHEREAS, CRS and Holdings, both Subsidiaries of the Company, are not currently included as Guarantors in the Indenture;

         WHEREAS, the parties hereto desire that CRS and Holdings assume the rights, duties and obligations of a Guarantor under the Indenture;

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid, binding and legal instrument supplemental to the Indenture have been performed;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH: that in consideration of the covenants and premises, receipt whereof is hereby acknowledged, CRS and Holdings hereby agree and provide, for the equal and proportionate benefit of the respective Holders, that each of CRS and Holdings shall hereby assume the rights, duties and obligations of a Guarantor under the Indenture, as amended hereby, including without limitation the execution of a Guaranty in the form attached hereto, and shall be bound by the terms and conditions of the Indenture, as amended hereby, as if CRS and Holdings were originally parties thereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first written above.


                             AFTERMARKET TECHNOLOGY CORP.

[Seal]

                             By: ________________________
                                  William A. Smith,
                                  Chief Executive Officer


Attest: ____________________
    Mark C. Hardy,
    Assistant Secretary


                             AMERICAN BANK NATIONAL
                             ASSOCIATION, as Trustee


                             By: ________________________
                                  Name:
                                  Title:


                             By: ________________________
                                  Name:
                                  Title:

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                             THE "GUARANTORS":

                             AARON'S AUTOMOTIVE PRODUCTS, INC.,
                             a Delaware corporation


                             By: ________________________
                                  William A. Smith,
                                  Chief Executive Officer


                             H.T.P., INC.,
                             a Kentucky corporation


                             By: ________________________
                                  William A. Smith,
                                  Chief Executive Officer


                             HTP CHARLOTTE, INC.,
                             a North Carolina corporation


                             By: ________________________
                                  William A. Smith,
                                  Chief Executive Officer


                             HTP MICHIGAN, INC.,
                             a Michigan corporation


                             By: ________________________
                                  William A. Smith,
                                  Chief Executive Officer


                             MAMCO CONVERTERS, INC.,
                             a Ohio corporation


                             By: ________________________
                                  William A. Smith,
                                  Chief Executive Officer


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

                             PARTES REMANUFACTURADAS DE
                             MEXICO, S.A. DE C.V.,
                             a Mexico corporation


                             By: ________________________
                                  William A. Smith,
                                  Chairman of the Board of Directors


                             RPM MERIT, INC.,
                             a Delaware corporation


                             By: ________________________
                                  William A. Smith
                                  Chief Executive Officer


                             COMPONENT REMANUFACTURING
                             SPECIALISTS, INC.,
                             a New Jersey corporation


                             By: ________________________
                                  William A. Smith
                                  Chief Executive Officer


                             CRS HOLDINGS, INC.,
                             a New Jersey corporation


                             By: ________________________
                                  William A. Smith
                                  Chief Executive Officer

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